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                                                                  EXHIBIT 10.1

                        ADMINISTRATIVE SERVICES AGREEMENT

          THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 1st day of August, 1996, by and between Union Financial Services, Inc., a Nevada corporation (the "Corporation") and Union Financial Services-1, Inc., a Nevada corporation ("UFS-1").

                                    RECITALS

          A. UFS-1 conducts a program (the "Program") of financing, purchasing and holding loans made to borrowers under the Federal Family Education Loan Program, the proceeds of which are used to defray the costs of attendance at eligible post secondary educational institutions (the "Loans").

          B. UFS-1 has issued Taxable Student Loan Revenue Notes (the "Notes") pursuant to the terms of that certain Amended and Restated Indenture of Trust dated as of June 15, 1996 (as amended and supplemented, the "Indenture"), between UFS-1 and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), to provide funds for the Program, and UFS-1 intends to issue additional Notes for that purpose pursuant to the terms of the Indenture.

          C. UFS-1 has entered into Loan Sale and Purchase Agreements with Union Bank & Trust Company, a Nebraska banking corporation ("Union Bank"), acting in its own right and as trustee, pursuant to which UFS-1 has purchased Loans from Union Bank, and UFS-1 anticipates entering into other such agreements with Union Bank and other originators of Loans in order to implement its Program.

          D. UFS-1 has entered into a Servicing Agreement dated as of March 1, 1996 with Union Bank, under which UniPac Service Corporation, a Nebraska corporation ("UNIPAC"), as subservicer, provides data processing and other necessary assistance in connection with the servicing and collection of the Loans, and UFS-1 may enter into agreements with other providers of such services for the Loans (Union Bank, its subservicer and other providers of such services are referred to herein as the "Servicer").

          E. The Corporation has provided services to UFS-1 in connection with the establishment and operation of the Program and employs highly qualified personnel capable of providing professional administrative services for portfolios of Loans.

          F. UFS-1 now desires to provide compensation to the Corporation for services previously rendered and to engage the Corporation to provide certain services to UFS-1 in connection with the Program and administration of UFS-1's portfolio of Loans on the terms and conditions specified herein.



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                    COVENANTS, REPRESENTATIONS AND WARRANTIES

          The parties therefore agree as follows:

          1. SERVICES TO BE PROVIDED. The Corporation agrees to provide, through its officers and employees, the following services to UFS-1:

               (a) Assist UFS-1 in developing and implementing financing transactions to enable UFS-1 to purchase Loans;

               (b) Monitor, and to the extent required, direct the Servicer in connection with its servicing of the Loans;

               (c) Respond to inquiries and requests made by borrowers, educational institutions, Guarantee Agencies, the Trustee, and other parties with respect to the Loans and respond to requests by UFS-1's independent auditors for information concerning UFS-1's financial affairs;

               (d) Maintain financial records concerning the Loans and, if furnished adequate information with respect to financial affairs not related to the Loans, prepare and maintain a general ledger and financial statements for UFS-1;

               (e) Furnish or cause to be furnished to UFS-1 or the Trustee copies of reports received with respect to the Loans, and prepare such additional reports with respect to the Loans, as UFS-1 or the Trustee may reasonably request from time to time;

               (f) Prepare for and furnish to UFS-1 estimates of Maintenance and Operating Expenses and such statistical reports and cash flow projections as may be required under the Indenture or requested by UFS-1; and

               (g) Such other services with respect to administration of the Program as UFS-1 may reasonably request.

It is expressly agreed that the Corporation will not engage legal or accounting firms on behalf of UFS-1, and UFS-1 will not be responsible for compensating any such expenditures made by the Corporation.

          2. TERM. This Agreement shall expire upon the Stated Maturity of the Notes.



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          3.   FEES AND EXPENSES.

               (a) FEE SCHEDULE. The Corporation will be entitled to the following compensation for its services provided hereunder. UFS-1 has paid the Corporation the sum of $700,000 as compensation for services provided by the Corporation in connection with issuance of Notes, to reimburse the Corporation for certain costs incurred in anticipation of the Corporation's performance of its duties under this Agreement, and for services previously rendered in connection with administration of UFS-1's portfolio of Loans. UFS-1 shall pay to the Corporation on the first day of each calendar month following the execution of this Agreement an amount equal to .01% of the average outstanding balance of the Loans during the preceding month.

               (b) LIMITED OBLIGATION. The obligation of UFS-1 to pay fees under this Agreement is a limited obligation to be satisfied solely from distributions made by the Trustee to UFS-1 under the terms of the Indenture. Although UFS-1 shall be obligated to pay to the Corporation the full amount of all accrued fees, such payments shall be made exclusively from amounts deposited in the Operating Fund for payment of UFS-1's Maintenance and Operating Expenses (as defined in the Indenture). If UFS-1 does not have funds on hand to cover the full amount of the fees due under this Agreement, then payment of the unpaid balance shall be deferred until there are sufficient funds available from such sources to satisfy part, or all, of the outstanding debt.

               (c) REVISION OF FEES. The fee payable to the Corporation under this Agreement may be revised on January 1, 1999, and on each January 1 during its term thereafter. To alter the fee, the Corporation must provide written notice of the proposed new fee to UFS-1 ninety (90) days prior to January 1. If the Corporation and UFS-1 cannot reach an agreement within sixty (60) days of the receipt of the notice, either party may terminate this Agreement upon thirty (30) days written notice to the other party.

          4. APPOINTMENT AS AGENT. UFS-1 hereby appoints and designates the Corporation as its agent for the purpose of managing and administering the Loans. In discharging its duties as agent of UFS-1 hereunder, the Corporation shall have authority to act at its own discretion, and shall not be required to obtain specific instructions or direction with respect to a particular matter from UFS-1; provided, however, that in no event shall the Corporation be permitted to create or incur obligations on behalf of UFS-1 except as and to the extent specifically authorized by UFS-1 in writing. Any person dealing with the Corporation may conclusively presume and rely upon the fact that actions taken by the Corporation on behalf of UFS-1 with respect to the Loans are duly authorized, regular and binding upon UFS-1, without further inquiry.

          5. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to UFS-1 as follows:

               (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of the Corporation and has been duly executed by a duly authorized officer of the Corporation, and constitutes a valid and binding agreement of the Corporation enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally.



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               (b)  DUE ORGANIZATION.  The Corporation is a corporation duly organized, validly existing in good standing under the laws of Nevada and has the requisite corporate power to enter into and perform this Agreement.

               (c) CONFLICTING INSTRUMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of the Corporation, or of any judgment, decree or order of any court or administrative body applicable to the Corporation, or any term of any agreement or other instrument applicable to the Corporation.

          6. REPRESENTATIONS AND WARRANTIES OF UFS-1. UFS-1 hereby represents and warrants to the Corporation as follows:

               (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of UFS-1 and has been duly executed by a duly authorized officer of UFS-1, and constitutes a valid and binding agreement of UFS-1 enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally.

               (b) DUE ORGANIZATION. UFS-1 is a corporation duly organized, validly existing in good standing under the laws of the State of Nevada and has the requisite corporate power to enter into and perform this Agreement.

               (c) CONFLICTING INSTRUMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or Bylaws of UFS-1, or any judgment, decree or order of any court or administrative body applicable to UFS-1, or any term of any agreement or other instrument applicable to UFS-1.

          7. INDEMNIFICATION. In addition to the fees payable by UFS-1 to the Corporation under paragraph 3 of this Agreement, UFS-1 shall indemnify and hold the Corporation harmless from and against any and all claims, costs, expenses, losses, damages, charges, counsel fees, payments or liability which may be asserted against or incurred by the Corporation, or for which it may be held to be liable, arising out of or attributable to:

               (a) Any action taken by the Corporation in good faith in compliance with the terms of this Agreement; or

               (b) Reliance upon or use by the Corporation of any information or materials provided by or at the direction of UFS-1 and compliance with instructions or directions given to the Corporation by UFS-1.

          8. TERMINATION. Either of the parties to this Agreement may terminate this Agreement, with or without cause, by giving written notice of termination to the other party. Such termination shall be effective thirty (30) days after delivery of such written notice.



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          9.   ASSIGNMENT.  Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other.

          10.  MISCELLANEOUS.

               (a) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

               (b) All notices, requests, claims, demands and other communications hereunder required to be in writing shall either be personally delivered or mailed by First-Class Mail to the respective parties as follows:

     if to the Corporation:

          Union Financial Services, Inc.
          6991 East Camelback Road, Suite B-290
          Scottsdale, Arizona 85251
          Attn: Stephen F. Butterfield

     and if to UFS-1:

          Union Financial Services-1, Inc.
          3015 South Parker Road
          Aurora, Colorado 80014
          Attn: Ronald W. Page

     or to such other address as either party may have furnished to the other in writing in accordance herewith. Any notice under this Agreement will be deemed to have been given when so delivered or mailed, except that notices of change of address shall only be effective upon receipt.

               (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

               (d) CAPITALIZED TERMS. Capitalized terms used in this Agreement that are not otherwise defined shall have the same meaning as those terms used in the Indenture.



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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


                                       UNION FINANCIAL SERVICES, INC.



                                       /s/ Stephen F. Butterfield
                                       ---------------------------------------
                                       Stephen F. Butterfield, President


                                       UNION FINANCIAL SERVICES-1, INC.



                                       /s/ Ronald W. Page
                                       ---------------------------------------
                                       Ronald W. Page,
                                       Senior Vice President











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